[PricewaterhouseCoopers Logo]                                      EXHIBIT 23.2

-------------------------------------------------------------------------------

                                             PricewaterhouseCoopers LLP
                                             1880 Century Park East
                                             Suite 1200
                                             Century City CA 90067-1649
                                             Telephone (310) 201 1700




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement and related prospectus on Form S-2 (No. 333- ___) of Lions Gate Entertainment Corp. of our report dated June 22, 2001 relating to the financial statements of Mandalay Pictures, LLC for the year ended March 31, 2001, which appear in this Registration Statement and related prospectus.


/s/ PricewaterhouseCoopers LLP


Century City, California
April 29, 2003